74K) and 74P) On September 26, 2008, the following fund entered into Agreements with other registered investment companies (each a Purchaser) managed by Putnam Management.
Under the Agreements, each fund sold to the Purchasers the funds right to receive, in the aggregate the following amounts, in net payments from Lehman Brothers Special Financing, Inc. in connection with certain terminated derivatives transactions (the Receivable), in each case in exchange for an initial payment plus (or minus) additional amounts based on the applicable Purchasers ultimate realized gain (or loss) on the Receivable. The Receivable will be offset against the funds net receivable from Lehman Brothers Special Financing, Inc. which is included in the Statement of assets and liabilities within the following line items. The Agreements, which are included in the Statement of assets and liabilities, are valued at fair value following procedures approved by the Trustees. All remaining payments under the agreement will be recorded as realized gain or loss.

				Amount fund sold 	Statement of
Fund name 			to the Purchaser 	assets and liabilities

Putnam VT High Yield Fund 	$3,538,401 	Receivable for
closed swap contracts

In addition, on September 26, 2008, the following funds entered into an Agreement with another registered investment company (the Purchaser) managed by Putnam
Management. Under the Agreement, each fund sold to the Purchaser the funds right to receive, in the aggregate the following amounts, in net payments from Lehman Brothers Special Financing, Inc. in connection with certain terminated derivatives transactions (the Receivable), in exchange for an initial payment plus (or minus) additional amounts based on the applicable Purchasers ultimate realized gain (or loss) on the Receivable. The Receivable will be offset against the funds net receivable from Lehman Brothers Special Financing, Inc. which is included in the Statement of assets and liabilities within the following line items. The Agreement, which is included in the Statement of assets and liabilities, is valued at fair value following procedures approved by the Trustees. All remaining payments under the Agreement will be recorded as realized gain or loss.


				Amount fund sold 		Statement of
Fund name 			to the Purchaser 		assets and
liabilities

Putnam VT International $577,377 			Receivable for
Equity Fund 							closed forward
									currency contracts

Putnam VT International 633,668 			Receivable for
Growth and Income Fund 					closed forward
									currency contracts

Putnam VT International 182,958 			Receivable for
New Opportunities Fund 					closed forward
									currency contracts




On September 26, 2008, the following funds entered into an Agreement with another registered investment company
(the Seller) managed by Putnam Management. Under the Agreement, the Seller sold to each fund the right to receive, in the aggregate the following amounts, in net payments from Lehman Brothers Special Financing, Inc. in connection with certain terminated derivatives transactions (the Receivable), in each case in exchange for an initial payment plus (or minus) additional amounts based on each funds ultimate realized gain (or loss) with respect to the Receivable. The Receivable will be offset against the funds net payable to Lehman Brothers Special Financing, Inc.
which is included in the Statement of assets and liabilities within the following line items. Future payments under the Agreement are valued at fair value following procedures approved by the Trustees and are included in the Statement of assets and liabilities. All remaining payments under the Agreement will be recorded as realized gain or loss.

				Amount Seller 	Statement of
Fund name 			sold to the Fund 	assets and liabilities

Putnam VT American 		$251,354 		Payable for
								securities
Government Income Fund 				purchased

Putnam VT Diversified 	648,551 		Payable for securities
Income Fund 						purchased

Putnam VT The George 	538,710 		Payable for closed
Putnam Fund of Boston 				swap contracts

Putnam VT Global Asset 	443,188 		Payable for securities
Allocation Fund 					purchased

Putnam VT Global 		563,743 		Payable for closed
Equity Fund 						forward currency
								contracts

Putnam VT Income Fund 	843,827 		Payable for securities
								purchased